Exhibit 4.19

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 15, 2020, among Parsley Administration, LLC, a Texas limited liability company, Parsley Energy Operations, LLC, a Texas limited liability company, Parsley Energy, L.P., a Texas limited partnership, Parsley Minerals, LLC, a Texas limited liability company, Parsley GP, LLC, a Delaware limited liability company, Parsley DE Lone Star LLC, a Delaware limited liability company, Parsley DE Operating LLC, a Delaware limited liability company, Parsley Veritas Energy Partners, LLC, a Delaware limited liability company and Parsley Novus Land Services LLC, a Delaware limited liability company (each a “Guaranteeing Subsidiary” and collectively the “Guaranteeing Subsidiaries”), each a direct or indirect subsidiary of Parsley Energy, LLC, a Delaware limited liability company (the “Parent”) and the permitted successor of Jackal Merger Sub A, LLC, which is the permitted successor of Jagged Peak Energy Inc., a Delaware corporation, as the “Parent” (as such term is used in the Indenture) to Jagged Peak Energy LLC, a Delaware limited liability company (the “Issuer”), and as a Guarantor (as defined in the Indenture), the Issuer, the Parent, the other Guarantors (as defined in the Indenture) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 8, 2018, as supplemented by the First Supplemental Indenture thereto, dated as of December 17, 2019, the Second Supplemental Indenture thereto, dated as of January 10, 2020, and the Third Supplemental Indenture thereto, dated as of January 15, 2020 (collectively, the “Indenture”), providing for the issuance of 5.875% Senior Notes due 2026 (the “Notes”);
WHEREAS, pursuant to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 15, 2020, by and between the Jackal Merger Sub A Finance Corp., a Delaware corporation (“Jackal FinCo”), and Parsley Finance Corp., a Delaware corporation (Parsley FinCo”), Jackal FinCo merged with and into Parsley FinCo with Parsley FinCo surviving such merger as the corporate co-obligor of the Notes; and
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
WHEREAS, pursuant to Section 9.01 of the Indenture, each Guaranteeing Subsidiary may be added as an additional Guarantor without the consent of any Holders; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of each Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuer, the Parent or the other Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: January 15, 2020

GUARANTEEING SUBSIDIARIES:

PARSLEY ADMINISTRATION, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY ENERGY OPERATIONS, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY ENERGY, L.P.

By:	Parsley GP, LLC, its general partner

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY MINERALS, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY GP, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY DE LONE STAR LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

Signature Page to Fourth Supplemental Indenture
5.875% Senior Notes due 2026

PARSLEY DE OPERATING LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY VERITAS ENERGY PARTNERS, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY NOVUS LAND SERVICES LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

GUARANTORS:

SODE WATER LLC

By:	Jagged Peak Energy LLC, its sole member

By:	Parsley Energy, LLC, its sole member

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARSLEY FINANCE CORP. (as a Guarantor and co-obligor)

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

Signature Page to Fourth Supplemental Indenture
5.875% Senior Notes due 2026

ISSUER:

JAGGED PEAK ENERGY LLC

By:	Parsley Energy, LLC, its sole member

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

PARENT AND GUARANTOR:

PARSLEY ENERGY, LLC

By:	/s/ Ryan Dalton
Name:	Ryan Dalton
Title:	Executive Vice President—Chief Financial Officer

Signature Page to Fourth Supplemental Indenture
5.875% Senior Notes due 2026

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Signature Page to Fourth Supplemental Indenture
5.875% Senior Notes due 2026